As filed with the Securities and Exchange Commission on August 10, 2016.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Helmerich & Payne, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-0679879
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1437 South Boulder Ave., Suite 1400, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan

(Full Title of the Plan)

Cara M. Hair, 1437 South Boulder Ave., Suite 1400, Tulsa, Oklahoma 74119

(Name and Address of Agent for Service)

(918) 742-5531

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.10 par value	6,600,000 shares	$64.49	$425,634,000	$42,862

(1)                               The shares of Common Stock being registered consist of shares that may be issued under the Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be used to adjust the number of shares issued pursuant to the Plan as a result of any future stock split, stock dividend, or similar adjustment of the registrant’s outstanding Common Stock.

(2)                               Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.  The offering price and registration fee are based on a price of $64.49 per share, which price is an average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on August 8, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.(1)

Item 2.         Registrant Information and Employee Plan Annual Information.(1)

(1)  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8, and has been or will be sent or given to participants in the Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan as specified in Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by Helmerich & Payne, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated herein by reference:

(a)                                 The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015;

(b)                                 The Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2015, March 31, 2016 and June 30, 2016;

(c)                                  The Company’s Current Reports on Form 8-K filed on December 1, 2015, March 2, 2016, March 3, 2016, June 1, 2016 and July 13, 2016; and

(d)                                 The description of the Common Stock of the Company contained in its Form 8-K filed on August 10, 2016, including any subsequent amendment or report filed for the purpose of updating the description of the Common Stock of the Company contained therein.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.  Unless expressly incorporated into this Registration Statement, any information furnished pursuant to a Current Report shall not be incorporated by reference into this Registration Statement.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Cara M. Hair, Vice President and General Counsel of the Company.  Ms. Hair presently owns, directly or indirectly, 3,825 shares (which includes 2,832 restricted shares) and 2,000 exercisable options to purchase shares of Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

The Fourteenth Article of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) provides for the indemnification by the Company of any director, officer or employee of the Company or any of its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of such position with the Company or any of its subsidiaries.  The Charter also (i) limits or in certain circumstances eliminates the personal liability of a director to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director as authorized by Section 102(b) of the Delaware General Corporation Law, (ii) permits the Company’s indemnification of its officers and directors as provided by Section 145 of the Delaware General Corporation Law; provided, however, that the directors remain subject to personal liability for breaches of the duty of loyalty, acts committed in bad faith or intentional misconduct or a knowing violation of law, the payment of an unlawful dividend or unlawful stock repurchases, or any transaction from which the directors received an improper personal benefit, and (iii) permits the Company as provided in Section 145 of the Delaware General Corporation Law to maintain insurance to protect itself and any director, officer, employee or agent of the Company.  The Company presently maintains in effect a liability insurance policy covering officers and directors.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following are filed as exhibits to this Registration Statement:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed on March 14, 2012).

4.2	Amended and Restated By-laws of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K/A filed on June 9, 2014).

4.3	Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan (incorporated herein by reference to Appendix “A” of the Company’s Proxy Statement dated January 19, 2016).

5	Opinion of Cara M. Hair as to the legality of shares of Common Stock being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cara M. Hair (contained in her opinion filed as Exhibit 5).

24	Power of Attorney (set forth on the signature page to this Registration Statement).

Item 9.  Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on this 10th day of August, 2016.

HELMERICH & PAYNE, INC.

By:	/s/ John W. Lindsay
John W. Lindsay
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John W. Lindsay and Cara M. Hair, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ John W. Lindsay	Director, President and	August 10, 2016
John W. Lindsay	Chief Executive Officer
(Principal Executive Officer)

/s/ Juan Pablo Tardio	Vice President and	August 10, 2016
Juan Pablo Tardio	Chief Financial Officer
(Principal Financial Officer)

/s/ Gordon K. Helm	Vice President and Controller	August 10, 2016
Gordon K. Helm	(Principal Accounting Officer)

/s/ Hans Helmerich	Director and	August 10, 2016
Hans Helmerich	Chairman of the Board

/s/ Randy A. Foutch	Director	August 10, 2016
Randy A. Foutch

/s/ Paula Marshall	Director	August 10, 2016
Paula Marshall

/s/ Thomas A. Petrie	Director	August 10, 2016
Thomas A. Petrie

/s/ Donald F. Robillard, Jr.	Director	August 10, 2016
Donald F. Robillard, Jr.

/s/ Francis Rooney	Director	August 10, 2016
Francis Rooney

/s/ Edward B. Rust, Jr.	Director	August 10, 2016
Edward B. Rust, Jr.

/s/ John D. Zeglis	Director	August 10, 2016
John D. Zeglis

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed on March 14, 2012).

4.2	Amended and Restated By-laws of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K/A filed on June 9, 2014).

4.3	Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Appendix “A” of the Company’s Proxy Statement dated January 19, 2016).

5	Opinion of Cara M. Hair as to the legality of shares of Common Stock being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cara M. Hair (contained in her opinion filed as Exhibit 5).

24	Power of Attorney (set forth on the signature page to this Registration Statement).